UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 Boston Post Road, Weston, Massachusetts 02493
(Address of principal executive offices; Zip Code)

Registrant’s telephone number, including area code: (781) 464-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Biogen Idec Inc. (Biogen Idec) is seeking to launch TECFIDERA™ in the European Union (EU) with patent and regulatory data protection.  On May 29, 2013, Biogen Idec was granted a European patent that extends until 2028 and covers the expected EU TECFIDERA label dose of 480 mg.  Biogen Idec believes TECFIDERA is also entitled to regulatory data protection in the EU and is working to make TECFIDERA'S regulatory data protection clearer to all parties prior to launch.   This is expected to delay the launch of TECFIDERA in the EU until the second half of 2013.
Attached hereto as Exhibit 99.1 are slides from an investor presentation that Biogen Idec plans to present at the Deutsche Bank 38th Annual dbAccess Health Care Conference on May 30, 2013.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the presentation attached as an exhibit hereto, the presentation contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes above and in the presentation regarding these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

The exhibit listed on the Exhibit Index immediately preceding such exhibit is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.

By: /s/ Robert A. Licht
Robert A. Licht
Senior Vice President

Date: May 30, 2013

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation